LIST OF SUBSIDIARIES

Safety Quick Lighting & Fans Corp. has the following subsidiaries:

Subsidiary Name	Jurisdiction of Formation	Percentage of Ownership
SQL Lighting & Fans LLC	Florida	98.8%